Russell U.S. Large Cap Equity Fund A, C and S Shares

Direct Expense Cap

1/15/12 to 02/28/13

January 15, 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell U.S. Large Cap Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 28, 2013, to waive up to the full amount of its 0.70% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that Fund-level direct expenses exceed 0.67% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Peter Gunning, President

Accepted and Agreed:
RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer

Russell U.S. Mid Cap Equity Fund A, C and S Shares

Direct Expense Cap

1/15/12 to 02/28/13

January 15, 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell U.S. Mid Cap Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 28, 2013, to waive up to the full amount of its 0.80% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses, excluding dividend and interest expenses on short sales, to the extent that direct Fund-level expenses exceed 0.77% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Peter Gunning, President

Accepted and Agreed:
RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer